Exhibit 99.1

Brantley Capital Corporation Announces
Certified Results of Annual Meeting

CONTACT:

Tab Keplinger
Brantley Capital Corporation
(216) 464-8400

CLEVELAND, Ohio – March 31, 2004 — Brantley Capital Corporation (Nasdaq: BBDC) today announced certified voting results from the Company’s 2003 Annual Meeting of Stockholders held today. At the Meeting, Patrick Bales, Phillip Goldstein, Gerald Hellerman, and Robert Pinkas were reelected to the Company’s Board of Directors and KPMG LLP was ratified as the Company’s independent auditors.

About Brantley Capital Corporation
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

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